EXHIBIT 5

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (the "Security Agreement") is made and dated as of the 31st day of March, 2003 by and between XOMA LTD, a Bermuda company (the "Company"), and GENENTECH, INC., a Delaware corporation (the "Lender").

                                    RECITALS

     A. In accordance with that certain Common Stock and Convertible Note Purchase Agreement, dated as of April 22, 1996, between the Company (then a Delaware corporation known as XOMA Corporation) and the Lender, as amended on April 14, 1999 (collectively, the "Purchase Agreement") and that certain Collaboration Agreement dated as of April 22, 1996 between the Company and the Lender, as amended on April 14, 1999 and as further amended and restated as of March 31, 2003 (collectively, the "Collaboration Agreement"), the Lender has agreed to make loans to the Company;

     B. Those loans are evidenced by an Amended and Restated Convertible Secured Note Agreement-Development Loan, dated as of the date hereof, in a maximum principal amount of $80,000,000 and a Secured Note Agreement-Commercial Launch Loan, dated as of the date hereof, in a maximum principal amount of $15,000,000 (as amended, modified or waived from time to time, collectively, the "Notes," and individually, a "Note"). All capitalized terms not otherwise defined herein shall have the meanings given such terms in the Notes. All other terms not otherwise defined herein shall have the meanings attributed to such terms in the California Uniform Commercial Code as in effect from time to time.

     C. As a condition precedent to the Lender's obligation to extend credit under the Notes and as security for the payment and performance of the Obligations (as defined in Section 3 below), the Company is required to execute and deliver this Security Agreement, and to grant to the Lender and to create a security interest in certain property of the Company, as hereinafter provided.

     NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

     1. Grant of Security Interest; Term of Effectiveness. The Company hereby pledges, assigns and grants to the Lender a security interest in the property described in Section 2 below (collectively and severally, the "Collateral") to secure payment and performance of the Obligations. Upon the earlier of (i) the date on which the Lender is required to return both of the Notes in accordance with Section 3(c) thereof or (ii) any date on which no Event of Default (as defined in each Note) shall have occurred under any Note and the Lender, nevertheless, fails to make a loan to the Company in accordance with Section 8.1 of the Collaboration Agreement (unless (A) such failure is due to force majeure or operational failure beyond the reasonable control of the Lender, and either such failure is cured within ten days after the force majeure or operational failure ceases to exist or such force majeure or operational failure has continued for less than 180 days, or (B) such failure is a consequence of a dispute between the Company and the Lender that has arisen under the Collaboration Agreement, the provisions of Article 18 of the Collaboration Agreement have been properly invoked and are being adhered to and such dispute has not been resolved in the favor of the Lender under Article 18 thereunder), the Company may, or may cause the Lender to, file or authorize the filing of a termination statement for any financing statement filed to perfect the security interest granted hereby and record or cause to be recorded a reconveyance substantially in the form of Exhibit A to this Security Agreement of any security agreement filed with the United States Patent and Trademark Office (the "PTO") pursuant to the terms hereof. The Lender hereby grants to the Company an exclusive, irrevocable power of attorney, with full power and authority in the place and stead of the Lender to take all such action permitted under this Section 1.

     2. Collateral. The Collateral shall consist of all right, title and interest of the Company in and to the following, whether now existing or hereafter acquired:

     (a) the Company's share of profits from the sale of Licensed Products as defined in the Collaboration Agreement, payable to the Company pursuant to
Section 8.2 of the Collaboration Agreement; and

     (b) all proceeds of the foregoing Collateral.

     3. Obligations. The obligations (the "Obligations") secured by this Security Agreement shall consist of all obligations of the Company under the Notes, this Security Agreement, and any other documents entered into connection with the transactions contemplated hereunder and thereafter (collectively, the "Note Documents") including, without limitation, the obligation to repay principal and interest and, in each case whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred. For the avoidance of doubt (and without limiting the provisions of the Note Agreement), it is understood that in no event shall outstanding Series B Preference Shares represent Obligations, and once any Series B Preference Shares are issued, the Obligations under the Notes that were converted into such Series B Preference Shares shall cease to exist.

     4. Representations and Warranties. In addition to all representations and warranties of the Company set forth in the Notes and the other Note Documents, which are incorporated herein by this reference, the Company hereby represents and warrants that:

     (a) The Company is and will be the sole owner of, and has good and valid title to, the Collateral and has not transferred, licensed, leased, or encumbered any of the Collateral except to or in favor of the Lender;

     (b) The Company is a company organized under the laws of Bermuda; it has more than one place of business, and its chief executive office from which it manages the main part of its business operations and other affairs is located in Berkeley, California.

     5. Covenants and Agreements of the Company. In addition to all covenants and agreements of the Company set forth in the Notes and the other Note Documents, which are in-corporated herein by this reference, the Company hereby agrees, at no cost or expense to the Lender:

     (a) To assist Lender in delivering to the Assignment Division of the PTO a PTO Security Agreement substantially in the form of Exhibit B to this Security Agreement with respect to U.S. Patent Application Nos. 09/819,912 and 09/936,603 and any subsequent continuations or divisionals thereof; provided, that the PTO's failure or refusal to accept such filing shall not be deemed a breach of this Security Agreement.

     (b) To do all acts (other than acts which are required to be done by the Lender) within its control that are reasonably necessary to maintain, preserve and protect the Collateral and the first priority, perfected security interest of the Lender therein; and

     (c) To not transfer, license, lease or encumber any Collateral except to or in favor of the Lender or as otherwise permitted by the Notes and the Note Documents.

     (d) To notify the Lender if it changes its legal name, jurisdiction of organization or chief executive office.

     6. Authorized Action by Lender. After the occurrence of an Event of Default or if the Company is in breach of Section 5(b) hereof, the Company hereby agrees that, at any time, without presentment, notice or demand, and without affecting or impairing in any way the rights of the Lender with respect to the Collateral, the obligations of the Company hereunder or the Obligations, the Lender may, but shall not be obligated to and shall incur no liability to the Company or any third party for failure to, take any action which the Company is obligated by this Security Agreement to do. The Company hereby grants to the Lender an exclusive, irrevocable power of attorney, with full power and authority in the place and stead of the Company to take all such action permitted under this
Section 6.

     7. Remedies. Upon the occurrence of an Event of Default under any Note or if any Obligations are not paid when due, the Lender may, without notice to or demand on the Company, take any proceeds of the Collateral, when and as received or payable and apply such proceeds to the Obligations in accordance with Section 9607 of the California Uniform Commercial Code ("CUCC") or, if any Extenuating Event (as defined below) shall have occurred and be continuing for a period of five (5) business days after notice to the Company of such Extenuating Event, exercise any other rights and remedies of a secured party, at law, in equity or otherwise, and recover from the Company all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by the Lender in exercising any such right, power or remedy. Any deficiency with respect to the Obligations which exists after the disposition or liquidation of the Collateral shall be a continuing liability of the Company to the Lender and shall be immediately paid by the Company to the Lender. As used in this Section 7, each of the following events shall constitute an "Extenuating Event":

     (a) If taking any proceeds of the Collateral or application thereof to the Obligations shall be construed as acceptance of collateral in full or partial satisfaction of the Obligations, after the occurrence of the relevant Event of Default or failure to pay when due, or the

Company shall have failed to consent thereto in accordance with Section 9620(c) of the CUCC; or

     (b) The Lender shall receive an objection to retention by the Lender of proceeds of Collateral in satisfaction of Obligations from any person entitled to object thereto pursuant to Section 9620 of the CUCC; or

     (c) The Lender is prohibited from taking proceeds of the Collateral and/or applying the same to the Obligations by any statute, rule, regulation, judicial process or any interpretation thereof binding on the Lender or the Company; or

     (d) The Lender is required by any statute, rule, regulation, judicial process or interpretation thereof binding on the Lender or the Company to exercise remedies against the Collateral other than taking proceeds and applying the same to the obligations.

     8. Application of Cash and Non-Cash Proceeds. After the occurrence of an Event of Default, cash proceeds received by the Lender from the Collateral, whether upon disposition pursuant to this Security Agreement or otherwise, may be applied by the Lender against the Obligations in such order as the Lender may determine in its discretion. Notwithstanding anything else contained in this Security Agreement, if any non-cash proceeds are received in connection with any sale or disposition of any Collateral, the Lender shall not apply such non-cash proceeds to the Obligations unless and until such proceeds are converted to cash; provided, however, that if such non-cash proceeds are not expected on the date of receipt thereof to be converted to cash within one year after such date, the Lender shall use commercially reasonable efforts to convert such non-cash proceeds to cash within such one year period.

     9. Waiver of Hearing. The Company expressly waives to the extent permitted under applicable law any constitutional or other right to a judicial hearing prior to the time the Lender takes possession or disposes of the Collateral upon the occurrence of an Event of Default.

     10. Cumulative Rights. The rights, powers and remedies of the Lender under this Security Agreement shall be in addition to all rights, powers and remedies given to the Lender by virtue of any statute or rule of law, the Notes or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Lender's security interest in the Collateral.

     11. Waiver. Any forbearance or failure or delay by the Lender in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of the Lender shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by the Lender. The Company waives any right to require the Lender to proceed against any person or to exhaust any Collateral or to pursue any remedy in the Lender's power.

     12. Setoff. The Company agrees that the Lender may exercise its rights of setoff with respect to the Obligations in the same manner as if the Obligations were unsecured.

     13. Financing Statements. The Company hereby consents to and instructs the Lender to file financing statements in all locations deemed appropriate by the Lender from time to time.

In connection with the filing of such financing statements, the Company acknowledges and agrees that the Lender may utilize a general description of the Collateral.

     14. Cumulative Rights; No Waiver. The rights, powers and remedies of the Lender hereunder and under the other Loan Documents are cumulative and in addition to all rights, power and remedies provided under any and all agreements between the Lender and the Company relating hereto, at law, in equity or otherwise. Any delay or failure by the Lender to exercise any right, power or remedy shall not constitute a waiver thereof by the Lender, and no single or partial exercise by the Lender of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

     15. Entire Agreement. This Security Agreement, the Notes and the other Note Documents embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

     16. Survival. All representations, warranties, covenants and agreements of the Company contained herein, in the Notes and the other Note Documents shall survive the termination of this Agreement and shall be effective until the Obligations are paid and performed in full or longer as expressly provided herein.

     17. Notices. All notices shall be given in accordance with the Notes.

     18. Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to its choice of law rules.

     19. Counterparts. This Security Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement.

     20. Severability. The illegality or unenforceability of any provision of this Security Agreement or any instrument or agreement required hereunder or thereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions hereof or thereof.

                            (Signature page follows)

     IN WITNESS WHEREOF, this Security Agreement has been executed and delivered on the date first above written by duly authorized representatives of the Company and the Lender.

                            XOMA LTD., the Company


                            By:
                                ----------------------------------------
                                   Name:  Clarence L. Dellio
                                   Title: Senior Vice President and
                                          Chief Operating Officer


                            GENENTECH, INC., the Lender


                            By:
                                ----------------------------------------
                                   Name:  Louis J. Lavigne, Jr.
                                   Title: Executive Vice President and
                                          Chief Financial Officer

                                    EXHIBIT A

                     RECONVEYANCE OF PTO SECURITY AGREEMENT

     THIS RECONVEYANCE OF PTO SECURITY AGREEMENT (the "Reconveyance") is made and dated this __ day of _________, 200_ by Genentech, Inc., a Delaware corporation (the "Lender"), with reference to the PTO Security Agreement dated as of March __, 2003 (the "PTO Security Agreement") between Xoma Ltd., a Bermuda company (the "Company") and the Lender recorded in the records of the United States Patent and Trademark Office on __________, 2003 at __________________ with respect to the following patents:
____________________________________________.

     For value received, effective as of the date of this Reconveyance, the Lender hereby releases, terminates, and re-transfers to the Company all right, title and interest conveyed to the Lender by the PTO Security Agreement.

                                 GENENTECH, INC.


                                 By:
                                     -------------------------------------
                                        Name:   __________________________
                                        Title:  __________________________


                                    EXHIBIT B

-------------------------------------------------------------------------------------------------------------
Form PTO-1595                       RECORDATION FORM COVER SHEET             U.S. DEPARTMENT OF COMMERCE
(Rev. 10/02)                              PATENTS ONLY                       U.S. Patent and Trademark Office
OMB No. 0651-0027 (exp. 6/30/2005)
Tab settings
-------------------------------------------------------------------------------------------------------------

   To the Honorable Commissioner of Patents and Trademarks: Please record the attached original documents or copy thereof.
-------------------------------------------------------------------------------------------------------------

1.   Name of conveying party(ies):                           2.   Name and address of receiving party(ies)

                                                                  Name:______________________________________

Additional name(s) of conveying party(ies) attached?              Internal Address:__________________________
Yes  |_|  No  |_|                                                 ___________________________________________
                                                                  ___________________________________________
____________________________________________________
3. Nature of conveyance:
|_| Assignment             |_| Merger
|X| Security Agreement     |_| Change of Name                     Street Address:____________________________
|_|      Other _____________________________________
Execution Date:_____________________________________              City:__________ State:__________ Zip:______

                                                             Additional name(s) & address(es) attached?
                                                             |_| Yes |_| No
-------------------------------------------------------------------------------------------------------------
4. Application number(s) or patent number(s):

If this document is being filed together with a new application, the execution date of the application is: __

A.   Patent Application No.(s):  09/819,921;                 B.   Patent No.(s)______________________________
     09/936,603                                                   ___________________________________________

                                       Additional numbers attached? |_| Yes |_| No
------------------------------------------------------------------------------------------------------------
5.   Name and address of party to whom correspondence        6. Total number of applications and patents
     concerning document should be mailed:                      involved: |_|

     Name:___________________________________________        7.   Total fee (37 CFR 3.41)..........$

     Internal Address:_______________________________             |_|  Enclosed

     ________________________________________________             |_|  Authorized to be charged to deposit account
                                                             -----------------------------------------------------
     ________________________________________________        8.   Deposit account number:

     Street Address:_________________________________             ________________________________________________

     ________________________________________________

     City:__________  State: __________  Zip: _______

-------------------------------------------------------------------------------------------------------------------
                                                  DO NOT USE THIS SPACE
-------------------------------------------------------------------------------------------------------------------
9. Signature.

   ----------------------------        ---------------------      --------------
   Name of Person Signing              Signature                  Date

  Total number of pages including cover sheet, attachments, and documents: |_|
-------------------------------------------------------------------------------------------------------------------

     Mail documents to be recorded with required cover sheet information to:
              Commissioner of Patents & Trademarks, Box assignments
                             Washington, D.C. 20231


                             PTO SECURITY AGREEMENT

     THIS PTO SECURITY AGREEMENT (the "PTO Security Agreement") is made and dated this 31st day of March, 2003 by and between Xoma Ltd., a Bermuda company (the "Company"), and Genentech, Inc., a Delaware corporation (the "Lender").

                                    RECITALS

     A. The Lender has made or agreed to make loans to the Company pursuant to the terms of an Amended and Restated Convertible Secured Note
Agreement-Development Loan dated as of March 31, 2003 and a Secured Note Agreement-Commercial Launch Loan dated as of March 31, 2003 (as amended, modified or waived from time to time, collectively, the "Notes" and, individually, a "Note"). All capitalized terms not otherwise defined herein used with the meanings given such terms in the Notes. All other terms not otherwise defined herein shall have the meanings attributed to such terms in the California Uniform Commercial Code as in effect from time to time.

     B. In connection with the Notes, the Company agreed, among other things, to execute and deliver this PTO Security Agreement in favor of the Lender.

     NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

     1. Grant of Security Interest. As collateral security for the Obligations (as defined in that certain Security Agreement dated as of March 31, 2003 between the Company and the Lender (the "Security Agreement")), the Company hereby mortgages, assigns, grants and conveys to the Lender a security interest, pledge, assignment and mortgage in all of the Company's right, title and interest in the following (the "PTO Collateral"):

     (a) the Company's share of profits from the sale of Licensed Products (as defined in the Collaboration Agreement referred to below) payable to the Company pursuant to Section 8.2 of the Collaboration Agreement dated as of April 22, 1996 between the Company and the Lender, as amended on April 14, 1999 and as further amended and restated as of March 31, 2003; and

     (b) all proceeds of any of the foregoing.

     2. No Present Assignment. Neither this PTO Security Agreement, the Security Agreement, the Notes nor any other Note Document (as defined in the Security Agreement) creates or is intended to create a present assignment of the PTO Collateral. Subject to the rights of Lender, it is the intention of the parties hereto that the Company continue to own the PTO Collateral.

     3. Relationship to Other Documents. The PTO Collateral shall constitute Collateral for all purposes of the Security Agreement, the Notes and the other Note Documents, and Lender shall have all rights, powers and remedies with respect to the PTO Collateral to the same extent as it has with respect to other collateral.

     4. Miscellaneous.

     (a) All covenants and other agreements contained in this PTO Security Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns.

     (b) Any provision of this PTO Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     (c) Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person.

     (d) This PTO Security Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     (e) This PTO Security Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                            (Signature page follows)

     IN WITNESS WHEREOF, the parties hereto have caused this PTO Security Agreement to be executed on and as of the day and year first above written.

                            XOMA LTD., the Company


                            By:
                                ---------------------------------------
                                Name:   Clarence L. Dellio
                                Title:  Senior Vice President and
                                        Chief Operating Officer


                            GENENTECH, INC., the Lender


                            By:
                                ---------------------------------------
                                Name:   Louis J. Lavigne, Jr.
                                Title:  Executive Vice President and
                                        Chief Financial Officer





                                       -3-